AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 26, 2002
                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                                  ------------
                         THE BEAR STEARNS COMPANIES INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                                    13-3286161
  (State or Other Jurisdiction of           (I.R.S. Employer Identification No.)
   Incorporation or Organization)

                               383 MADISON AVENUE
                            NEW YORK, NEW YORK 10179
                                 (212) 272-2000
               (Address, including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)

                         THE BEAR STEARNS COMPANIES INC.
                            CAPITAL ACCUMULATION PLAN
                          FOR SENIOR MANAGING DIRECTORS
                            (Full Title of the Plan)

                             SAMUEL L. MOLINARO JR.
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                         THE BEAR STEARNS COMPANIES INC.
                               383 MADISON AVENUE
                            NEW YORK, NEW YORK 10179
                                 (212) 272-2000
            (Name, Address, including Zip Code, and Telephone Number,
                   including Area Code, of Agent For Service)

                                   COPIES TO:
                              DENNIS J. BLOCK, ESQ.
                          CADWALADER, WICKERSHAM & TAFT
                                 100 MAIDEN LANE
                            NEW YORK, NEW YORK 10038
                                 (212) 504-6000
                               ------------------

                                        CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                                                                PROPOSED
                                                                                MAXIMUM
TITLE OF EACH CLASS OF                                PROPOSED MAXIMUM         AGGREGATE          AMOUNT OF
      SECURITIES                AMOUNT TO BE             OFFERING              OFFERING         REGISTRATION
   TO BE REGISTERED             REGISTERED(1)        PRICE PER UNIT(2)          PRICE(2)            FEE(2)
--------------------------------------------------------------------------------------------------------------
Common Stock, par
   value $1.00 per share         3,404,600 shares          $61.46             $209,246,716         $19,251
==============================================================================================================

(1) Plus such indeterminate number of shares pursuant to Rule 416 as may be issued in respect of stock splits, stock dividends and similar transactions.
(2) Pursuant to Rule 457 under the Securities Act of 1933, the proposed maximum aggregate offering price and the registration fee are based upon the average of the high and low prices per share of the Registrant's Common Stock reported on the New York Stock Exchange Composite Tape on November 19, 2002.

                                Explanatory Note

This Registration Statement is being filed solely for purposes of registering the shares for resale by the Selling Stockholders. The reoffer prospectus which is filed as a part of this Registration Statement has been prepared in accordance with the requirements of Form S-3, and pursuant to General Instruction C of Form S-8 may be used for reoffers or resales of the shares that have been acquired by the Selling Stockholders.

                               REOFFER PROSPECTUS

                         THE BEAR STEARNS COMPANIES INC.

                        3,404,600 SHARES OF COMMON STOCK

   Certain of our employees, all of whom are named in this prospectus, may offer and sell from time to time, for their own accounts up to 3,404,600 shares of our Common Stock that they acquired pursuant to our Capital Accumulation Plan for Senior Managing Directors. We will not receive any of the proceeds from such sales.

   The Selling Stockholders propose to sell the shares from time to time in transactions occurring either on or off the New York Stock Exchange at prevailing market prices or at negotiated prices. Sales may be made through brokers or to dealers, who are expected to receive customary commissions or discounts.

   The Selling Stockholders and participating brokers and dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in which event any profit on the sale of shares by those Selling Stockholders and any commissions or discounts received by those brokers or dealers may be deemed to be underwriting compensation under the Securities Act.

   Bear, Stearns & Co. Inc. and/or Bear, Stearns Securities Corp., subsidiaries of The Bear Stearns Companies Inc., may act as a broker on behalf of one or more of the Selling Stockholders.

   The Common Stock is traded on the New York Stock Exchange under the symbol "BSC". On November 25, 2002, the closing price of the Common Stock on the Exchange was $64.89 per share.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                November 26, 2002

   YOU SHOULD ONLY RELY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS OR ANY SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THE COMMON STOCK IS NOT BEING OFFERED IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS.
                               ----------------

                                TABLE OF CONTENTS
                                                                           Page

Recent Events................................................................2
Where You Can Find More Information..........................................2
Forward-Looking Statements...................................................3
Certain Definitions..........................................................4
The Company..................................................................5
Selling Stockholders.........................................................7
Plan of Distribution........................................................13
Experts.....................................................................14

                                RECENT EVENTS

   The Securities and Exchange Commission (the "SEC"), National Association of Securities Dealers, Inc., New York Stock Exchange and several state attorney generals' offices have been conducting an industry-wide investigation of certain research and initial public offering practices of major brokerage firms, including The Bear Stearns Companies Inc. Such investigations are ongoing and could result in enforcement action against the various firms. We are cooperating fully with the investigation.

                      WHERE YOU CAN FIND MORE INFORMATION

   We file current, annual and quarterly reports, proxy statements and other information required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the SEC. You may read and copy any of these filed documents at the SEC's public reference rooms located at 450 Fifth Street, N.W., Washington, D.C. 20549 and at Northwest Atrium Center, 5000 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Copies of these reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

   We have filed with the SEC a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock. This prospectus, which constitutes a part of that Registration Statement, does not include all the information contained in that Registration Statement and its exhibits. For further information with respect to the Company and the Common Stock, you should consult the Registration Statement and its exhibits. Statements contained in this prospectus concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC. The Registration Statement and any of its amendments, including exhibits filed as a part of the Registration Statement or an amendment to the Registration Statement, are available for inspection and copying through the entities listed above.

   The SEC allows us to "incorporate by reference" the information that we file with them, which means that we can disclose important information to you by referring you to the other information we have filed with the SEC. The information that we incorporate by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

   The following documents filed by us with the SEC pursuant to Section 13 of the Exchange Act (File No. 1-8989) and any future filings under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act made before the termination of the offering are incorporated by reference:

      (i) the Annual Report on Form 10-K (including the portions of the Company's Annual Report to Stockholders and Proxy Statement incorporated by reference therein) for the fiscal year ended November 30, 2001;

      (ii) the Quarterly Reports on Form 10-Q for the periods ending February 28, 2002, May 31, 2002 and August 31, 2002;

      (iii) the Current Reports on Form 8-K dated December 20, 2001, January 8, 2002, January 8, 2002, January 25, 2002, March 20, 2002, March 27,
            2002, June 19, 2002, June 20, 2002, September 18, 2002, September
            20, 2002 and October 30, 2002; and

      (iv)  the description of the Common Stock, which is registered under
            Section 12 of the Exchange Act, set forth under the caption "Description of Capital Stock" contained in the Company's Registration Statement on Form 10, dated September 19, 1985.

   We will provide to you without charge a copy of any or all documents incorporated by reference into this prospectus except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). You may request copies by writing or telephoning us at our Investor Relations Department, The Bear Stearns Companies Inc., 383 Madison Avenue, New York, New York 10179; telephone number (212) 272-2000.

                             FORWARD-LOOKING STATEMENTS

   Certain statements included in or incorporated by reference into this prospectus including (without limitation) certain matters discussed under "Legal Proceedings," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosures about Market Risk" included in or incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended November 30, 2001 and our Quarterly Reports on Form 10-Q for the quarters ended February 28, 2002, May 31, 2002 and August 31, 2002, which have been filed with the SEC, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements concerning management's expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters are subject to risks and uncertainties, which could cause actual results to differ materially from those discussed in the forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. We disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based.

                               CERTAIN DEFINITIONS

   Unless otherwise stated in this prospectus:

   o the "Company," "we," "us," and "our" refer to The Bear Stearns Companies Inc. and its subsidiaries;

   o  "AMEX" refers to the American Stock Exchange;

   o  "Bear Stearns" refers to Bear, Stearns & Co. Inc.;

   o  "BSB" refers to Bear Stearns Bank plc;

   o  "BSSC" refers to Bear, Stearns Securities Corp.;

   o  "BSIL" refers to Bear, Stearns International Limited;

   o "Common Stock" refers to the Common Stock, par value $1.00 per share, of The Bear Stearns Companies Inc.;

   o  "NASD" refers to the National Association of Securities Dealers, Inc.; and

   o  "NYSE" refers to the New York Stock Exchange.

Bear Stearns, BSB, BSSC and BSIL are subsidiaries of The Bear Stearns Companies Inc.

                                   THE COMPANY

   We are a holding company that, through our subsidiaries, principally Bear Stearns, BSSC, BSIL and BSB, is a leading investment banking, securities and derivatives trading, clearance and brokerage firm serving corporations, governments, institutional and individual investors worldwide. BSSC, a subsidiary of Bear Stearns, provides professional and correspondent clearing services, in addition to clearing and settling our proprietary and customer transactions. Our business includes:

o market-making and trading in US government, government agency, corporate debt and equity, mortgage-related, asset-backed, municipal securities and high yield products;

o trading in options, futures, foreign currencies, interest rate swaps and other derivative products;

o  securities, options and futures brokerage;

o  providing securities clearance services;

o managing equity and fixed income assets for institutional and individual clients;

o  financing customer activities;

o  securities lending;

o  securities and futures arbitrage;

o  involvement in specialist activities on both the NYSE and the AMEX;

o  underwriting and distributing securities;

o  arranging for the private placement of securities;

o assisting in mergers, acquisitions, restructurings and leveraged transactions;

o  making principal investments in leveraged acquisitions;

o  engaging in commercial real estate activities;

o  investment management and advisory services; and

o  fiduciary, custody, agency and securities research services.

Our business is conducted:

o  from our principal offices in New York City;

o from domestic regional offices in Atlanta, Boston, Chicago, Dallas, Denver, Los Angeles, San Francisco and San Juan;

o  from representative offices in Herzliya, Milan and Sao Paulo;

o through international offices in Dublin, Hong Kong, London, Lugano, Singapore and Tokyo; and

o  through joint ventures with other firms in Belgium, Greece and Spain.

Our international offices provide services and engage in investment activities involving foreign clients and international transactions. Additionally, certain of these foreign offices provide services to US clients. We provide trust company and clearance services through our subsidiary, Custodial Trust Company, which is located in Princeton, New Jersey.

   Bear Stearns and BSSC are broker-dealers registered with the SEC. Additionally, Bear Stearns is registered as an investment adviser with the SEC. Bear Stearns and/or BSSC are also members of the NYSE, all other principal US securities and futures exchanges, the NASD, the Commodity Futures Trading Commission, the National Futures Association and the International Stock Exchange. Bear Stearns is a "primary dealer" in US government securities, as designated by the Federal Reserve Bank of New York.

   BSIL is a full service broker-dealer based in London and is a member of Eurex, the International Petroleum Exchange, the London Commodity Exchange, the London International Financial Futures and Options Exchange, the London Securities & Derivatives Exchange, Marche a Terme International de France, SA and the London Clearing House. BSIL is supervised by and is regulated in accordance with the rules of the Financial Services Authority.

   BSB is an Ireland-based bank, which was registered in 1996 and subsequently granted a banking license under the Irish Central Bank Act, 1971. BSB allows our existing and prospective clients the opportunity of dealing with a banking counterparty.

   We are incorporated in the State of Delaware. Our principal executive office is located at 383 Madison Avenue, New York, New York 10179; our telephone number is (212) 272-2000. Our Internet address is http://www.bearstearns.com.

                                SELLING STOCKHOLDERS

   This prospectus relates to shares of Common Stock that have been acquired by the Selling Stockholders named below pursuant to our Capital Accumulation Plan for Senior Managing Directors.

   Each of the Selling Stockholders is an employee of the Company or one of its subsidiaries and is a Senior Managing Director of Bear Stearns. The following table sets forth:

o the name and principal position or positions over the past three years with the Company of each Selling Stockholder (other than such Selling Stockholder's current position as a Senior Managing Director of Bear Stearns);

o the number of shares of Common Stock each Selling Stockholder beneficially owned as of November 18, 2002;

o the number of shares of Common Stock acquired by each Selling Stockholder pursuant to our Capital Accumulation Plan for Senior Managing Directors and being registered under this Registration Statement, some or all of which shares may be sold pursuant to this prospectus; and

o the number of shares of Common Stock and the percentage, if 1% or more, of the total class of Common Stock outstanding to be beneficially owned by each Selling Stockholder following this offering, assuming the sale pursuant to this offering of all shares acquired by such Selling Stockholder pursuant to our Capital Accumulation Plan for Senior Managing Directors and registered under this Registration Statement.

There is no assurance that any of the Selling Stockholders will sell any or all of the shares offered by them under this Registration Statement. The address of each Selling Stockholder is c/o The Bear Stearns Companies Inc., 383 Madison Avenue, New York, New York 10179.

   This table reflects all Selling Stockholders who are eligible to resell and the number of shares available to be resold by such Selling Stockholders.

                                                                   SHARES
                                   SHARES        SHARES      BENEFICIALLY OWNED
   SELLING STOCKHOLDERS AND      BENEFICIALLY  COVERED BY    AFTER THIS OFFERING
          PRINCIPAL                 OWNED         THIS       -------------------
  POSITIONS WITH THE COMPANY      (1)(2)(3)    PROSPECTUS    NUMBER      PERCENT
  --------------------------      ---------    ----------    --------    -------
Michael J. Abatemarco             34,537          5,356        29,181         *
Paul Abecassis                    30,826          2,554        28,272         *
Michael Alix                      11,230            935        10,295         *
Edward Almeida                    33,333          1,069        32,264         *
Raymond Aronson                    7,148            408         6,740         *
Perrin Arturi                     30,733          6,940        23,793         *
Paul Atanasio                      6,970          6,970             0         *
Elliott Baim                      14,644          1,087        13,557         *
J. Bradford Barnes                18,851          1,526        17,325         *
Steven L. Begleiter               83,436         11,867        71,569         *
Shelley Bergman                   16,186          1,215        14,971         *
Jeffrey C. Bernstein              32,261          4,610        27,651         *
Robert Bicknese                   16,130          1,148        14,982         *
Steve Binder                      27,994          2,232        25,762         *
Barbara Bishop                     5,889          2,028         3,861         *
Kathryn R. Booth                  57,739          2,712        55,027         *
Denis Bovin                      117,306          8,214       109,092         *
Stanley Brach                     18,728          7,287        11,441         *
Kurt Butenhoff                    18,845          9,258         9,587         *
Damion Carufe                     17,304          1,308        15,996         *
James E. Cayne (4)              5,131,566       507,235     4,578,662      4.77%
   Chairman of the Board
   Chief Executive Officer
Vincent M. Cazzetta                3,778          1,200         2,578         *
Daniel A. Celentano                8,025          7,761           264         *
Pasquale CeStaro, III             52,896          5,680        47,216         *
Peter Cherasia (a)               147,525        100,630        46,895         *
John Chimento                     12,776          9,324         3,452         *
Ralph R. Cioffi                  106,683         57,532        49,151         *
Michael Cohen                     17,232          1,170        16,062         *
David S. Connelly                 22,415         21,029         1,386         *
Kathleen Costine                  10,806            844         9,962         *
Paul Croitoroo                    13,514          3,611         9,903         *
Peter Croncota                    26,910         13,160        13,750         *
Steven M. Dantus (5)              44,420          3,151        41,269         *
Geryl Darington                    5,690            350         5,340         *
Wendy de Monchaux                133,425         65,441        67,984         *
Andrew Decker                     22,613          1,851        20,762         *
Daniel R. Delahanty (6)           10,685            712         9,973         *
Vincent Dicks                     10,146            712         9,434         *
John Doyle                        12,595         12,267           328         *
Kenneth L. Edlow                 206,690         75,500       131,190         *
   Secretary
James Egan                        22,066         22,066             0         *
Christopher Engdall                4,064            220         3,844         *
Yan Erlikh                       117,930         81,700        36,230         *
Michael Fedak                     19,774          9,885         9,889         *
James A. Ferency                  10,349         10,135           214         *

                                                                   SHARES
                                   SHARES        SHARES      BENEFICIALLY OWNED
   SELLING STOCKHOLDERS AND      BENEFICIALLY  COVERED BY    AFTER THIS OFFERING
          PRINCIPAL                 OWNED         THIS       -------------------
  POSITIONS WITH THE COMPANY      (1)(2)(3)    PROSPECTUS    NUMBER      PERCENT
  --------------------------      ---------    ----------    --------    -------
Marc Feuer                        15,690          2,919        12,771         *
William Finn                      54,284          5,042        49,242         *
Barry Fleischer                    3,064              2         3,062         *
Nelson Fleishman                   9,982            633         9,349         *
Thomas M. Flexner                 39,572         37,991         1,581         *
Kevin Flynn                       37,883          3,094        34,789         *
Robert Foran                      18,925          1,577        17,348         *
Doni Fordyce                      11,480            956        10,524         *
Michael Frankel                   39,089          3,270        35,819         *
Paul M. Friedman                  25,531          1,563        23,968         *
William A. Fritz III               7,761            646         7,115         *
Barry Ganz                        17,157          1,230        15,927         *
Bruce E. Geismar (a)(7)          113,952          3,605       110,347         *
David H. Glaser                   76,632          8,955        67,677         *
Lesley D. Goldwasser             151,115         12,592       138,523         *
Alan C. Greenberg                258,316         20,693       237,623         *
   Chairman of the Executive
   Committee
Timothy Greene                    24,139          1,807        22,332         *
Kevin Gruneich                   125,997        125,997             0         *
Robert Gubitosi                   11,026          9,739         1,287         *
Andrew E. Haas (8)               158,692        106,666        52,026         *
Gregory A. Hanley                 30,095          2,291        27,804         *
Robert Harteveldt                 73,285         61,538        11,747         *
Cory Hechler                      21,346         20,245         1,101         *
Ronald Hersch                     17,575          1,464        16,111         *
Kent Hiteshew                      9,505            712         8,793         *
Daniel Hoffman                    33,816         13,641        20,175         *
Marjorie Hogan                    18,225         17,470           755         *
John Howard                        9,341          9,341             0         *
Michael Hyatt                     77,808          5,314        72,494         *
Robert B. Jackman                253,481          1,813       251,668         *
Ron Jacoby                        25,057          1,943        23,114         *
Patricia Jehle                    39,480          3,275        36,205         *
William M. Jennings              343,203         16,879       326,324         *
Michael Josephson                 55,358          9,681        45,677         *
Richard Kahn                       9,808          3,956         5,852         *
Raymond Katz                      37,991          3,165        34,826         *
Daniel L. Keating (a)            173,517          2,775       170,742         *
Frederick N. Khedouri             77,332         41,826        35,506         *
John Knight                        4,668          2,834         1,834         *
Lawrence Kohn                     18,690            702        17,988         *
Kenneth Kopelman                   4,107          3,501           606         *
John Y. Koren                     41,085         19,837        21,248         *
Mark A. Kurland                   45,217         25,050        20,167         *
Pascal Lambert                    11,979          4,524         7,455         *
Andrew Lawrence                  113,852          4,712       109,140         *
Joseph C. Leach                   10,770          1,040         9,730         *
Mark E. Lehman (9)               198,654         38,729       159,925         *
   Executive Vice President
   General Counsel
Frederick Leuffer                 55,978         20,756        35,222         *
Michael Levine                    83,500         25,653        57,847         *

                                                                   SHARES
                                   SHARES        SHARES      BENEFICIALLY OWNED
   SELLING STOCKHOLDERS AND      BENEFICIALLY  COVERED BY    AFTER THIS OFFERING
          PRINCIPAL                 OWNED         THIS       -------------------
  POSITIONS WITH THE COMPANY      (1)(2)(3)    PROSPECTUS    NUMBER      PERCENT
  --------------------------      ---------    ----------    --------    -------
Marshall J Levinson (10)           6,779            514         6,265         *
   Controller
Anthony Liberatore                22,530         22,217           313         *
David A. Liebowitz               211,184        181,458        29,726         *
Bruce M. Lisman                  233,059          5,775       227,284         *
Roland N. Livney                  92,599         27,635        64,964         *
Michael A. Lorig                  83,179          7,265        75,914         *
Robert Lunder                     18,540          9,085         9,455         *
Aaron C. Lupuloff                 10,716          9,110         1,606         *
Ralph Mack                        64,428         63,716           712         *
David Malpass                     11,989          5,277         6,712         *
Thomas Marano                     86,354         45,783        40,571         *
Michael J. Margolis               11,102          8,900         2,202         *
Alberto Mariaca                   10,156            602         9,554         *
David Marren                      31,386          4,272        27,114         *
Donald A. Martocchio              34,070         32,967         1,103         *
George J. Mason                    8,047          4,341         3,706         *
Jeffrey A. Mayer                 137,487         73,035        64,452         *
Patricia McConnell                10,746            580        10,166         *
James McKenna                     91,045         60,497        30,548         *
William D. McLaughlin             25,651         14,031        11,620         *
Jeffrey Mehl                      33,885         22,217        11,668         *
Richard L. Metrick                58,550          4,879        53,671         *
Steven Meyer                      59,090         32,424        26,666         *
Michael Minikes (a) (11)         404,944         24,112       380,832         *
   Treasurer
Samuel L. Molinaro Jr.            32,171         11,681        20,490         *
   Executive Vice President
   Chief Financial Officer
Dominick Mondi                    11,526          9,194         2,332         *
Robert E. Morie Jr.               16,974            874        16,100         *
Gordon M. Morse                    8,220            685         7,535         *
Timothy Murray                     5,645            413         5,232         *
Steven B. Nakovich                14,987         12,078         2,909         *
Andrew Neff                       59,464          3,165        56,299         *
Michael Nierenberg                47,154         25,317        21,837         *
James Nish                        32,402          2,554        29,848         *
Fares Noujaim                    112,840        111,970           870         *
Timothy O'Neill                   47,673         24,274        23,399         *
Craig M. Overlander               87,440         18,645        68,795         *
Aldo Parcesepe                   200,150         28,547       171,603         *
Stephen Parish                    17,462          1,236        16,226         *
David Pollock                     17,166          1,296        15,870         *
W. Preston Raisin                 37,410         36,675           735         *
Stephen E. Raphael                38,709          3,040        35,669         *
Robert Reitzes                    30,435         30,435             0         *
Joseph P. Riccardo                47,428          3,825        43,603         *
Lou Rosenfeld                     36,099          2,990        33,109         *
Robert Rotanz                     24,387          1,918        22,469         *
Michael Saperstein (12)          627,283            659       626,624         *
George Sarner                      2,512          2,512             0         *
Kenneth Savio                     56,369         22,217        34,152         *

                                                                   SHARES
                                   SHARES        SHARES      BENEFICIALLY OWNED
   SELLING STOCKHOLDERS AND      BENEFICIALLY  COVERED BY    AFTER THIS OFFERING
          PRINCIPAL                 OWNED         THIS       -------------------
  POSITIONS WITH THE COMPANY      (1)(2)(3)    PROSPECTUS    NUMBER      PERCENT
  --------------------------      ---------    ----------    --------    -------
Steven Scari                      24,457         10,644        13,813         *
Joel S. Schlesinger               49,797         14,883        34,914         *
Gary Schneider                    10,320          8,157         2,163         *
David Schoenthal                   7,695            641         7,054         *
Clark Schubach                    31,556          6,194        25,362         *
Alan D. Schwartz                1,152,995        32,583     1,120,412      1.17%
   President
   Co-Chief Operating Officer
Robert J. Schwartz                 8,620          2,304         6,316         *
Robert Seyferth                    4,510            533         3,977         *
Douglas Sharon                    16,243         14,692         1,551         *
Steven Sheresky                    8,207            512         7,695         *
Nathaniel Singer                  11,165            745        10,420         *
Anthony P. Skvarla                25,782          3,756        22,026         *
Timothy Smith                     18,399         17,233         1,166         *
Kevin Smyth                       24,929         18,498         6,431         *
Kurt Soukup                          862            352           510         *
Warren J. Spector (13)           580,577         40,035       540,542         *
   President
   Co-Chief Operating Officer
Daniel G. Spina                   30,735         29,283         1,452         *
Kenneth Spindel                   17,725            509        17,216         *
David Stafman                     12,512            766        11,746         *
Sheldon I. Stein                  46,167          3,825        42,342         *
Stephen M. Straty                 32,785         10,724        22,061         *
Theodore H. Strauss               17,460         13,671         3,789         *
Andrew Taddei                     13,859          1,037        12,822         *
Kok Wee Tan                       24,743          9,197        15,546         *
Donald Tang                       91,205          7,600        83,605         *
Michael L. Tarnopol (a)          282,912          4,492       278,420         *
Dana Telsey                       32,467          2,688        29,779         *
Salvatore Tiano                   27,522         12,167        15,355         *
John Twyman                       25,355         15,564         9,791         *
Michael Urfirer                  310,219        190,959       119,260         *
Jeffrey Urwin                     55,077          4,589        50,488         *
Eli Wachtel                      104,061         30,528        73,533         *
Dale Patrick Westhoff             43,032         23,704        19,328         *
Peter A. Williams                 13,485         13,485             0         *
Michael Winter                    12,908          6,203         6,705         *
Frederick Wise                    39,599          3,154        36,445         *
James Wolfsberg                   18,143          5,961        12,182         *
Bruce Wolfson                      4,582            264         4,318         *
Toshihiko Yamamoto                 1,284          1,284             0         *
Michael Zackman                   19,422            778        18,644         *
Ira Zicherman                     13,004         11,717         1,287         *
Uzi Zucker (a)                   199,043          6,263       192,780         *

------------
* Less than one (1%) percent.

(a)   Former member of the Board of Directors of the Company.

(1) Nature of beneficial ownership is sole voting and investment power except as indicated in subsequent notes.

(2) Includes shares of Common Stock owned by the Selling Stockholders through The Bear Stearns Companies Inc. Employee Stock Ownership Plan (the "ESOP"). Shares owned by the ESOP that are allocated to employees' accounts are voted on a "pass through" basis by the employees to whose accounts such shares are allocated. Shares not allocated to accounts and allocated shares for which voting directions have not been received are voted by the trustee of the ESOP in proportion to the manner in which allocated shares are directed to be voted by participants in the ESOP.

(3) Does not include an aggregate of 22,752,622 shares underlying units credited under the Plan to the indicated individuals because such individuals neither have the present ability to direct the vote nor the ability to dispose of such shares and will not have such rights within 60 days. Does not include an aggregate of 1,596,532 shares underlying units granted under a one-time long term incentive award to the indicated individuals because such individuals neither have the present ability to direct the vote nor the ability to dispose of such shares and will not have such rights within 60 days.

(4) Includes 45,669 shares of Common Stock owned by Mr. Cayne's wife, as to which shares Mr. Cayne disclaims beneficial ownership. Includes 263,215 shares of Common Stock held by a charitable trust, as to which shares Mr. Cayne disclaims beneficial ownership. Does not include 225,054 shares of Common Stock held by trusts established for Mr. Cayne's children, as to which shares Mr. Cayne disclaims beneficial ownership. Does not include 8,048 shares of Common Stock owned by a child of Mr. Cayne, as to which shares Mr. Cayne disclaims beneficial ownership.

(5) Includes 22 shares of Common Stock held by Mr. Dantus as custodian for his child.

(6) Includes 1,088 shares of Common Stock held by Mr. Delahanty as custodian for his children.

(7) Does not include 2,388 shares of Common Stock owned by a child of Mr. Geismar, as to which shares Mr. Geismar disclaims beneficial ownership.

(8) Includes 318 shares of Common Stock held by Mr. Haas as custodian for his children.

(9) Does not include 29,763 shares of Common Stock held in a trust established for Mr. Lehman's wife, as to which shares Mr. Lehman disclaims beneficial ownership.

(10) Does not include 77 shares of Common Stock held in a trust established for Mr. Levinson's daughter, as to which shares Mr. Levinson disclaims beneficial ownership.

(11) Does not include 1,780 shares of Common Stock owned by Mr. Minikes' wife, as to which shares Mr. Minikes disclaims beneficial ownership.

(12) Does not include 122,176 shares of Common Stock held in two trusts established for Mr. Saperstein's daughter, as to which shares Mr. Saperstein disclaims beneficial ownership.

(13) Does not include 636 shares of Common Stock owned by Mr. Spector's wife, as to which shares Mr. Spector disclaims beneficial ownership.

                              PLAN OF DISTRIBUTION

   Shares covered by this prospectus will be sold by the Selling Stockholders as principals for their own account. We will not receive any proceeds from sales of any shares by Selling Stockholders.

   The Selling Stockholders or their pledgees, donees, transferees or other successors in interest (including Bear Stearns to the extent that shares may be sold from a margin account) may sell shares pursuant to this prospectus from time to time:

o     in transactions (including one or more block transactions) on the NYSE;

o     in the public market off the NYSE;

o     in privately negotiated transactions;

o     through put or call options transactions relating to the shares;

o     through short sales of shares; or

o     in a combination of such transactions.

Each sale may be made either at the market price prevailing at the time of sale or at a negotiated price. Sales may be made through brokers or to dealers, and such brokers or dealers may receive compensation in the form of commissions or discounts not exceeding those customary in similar transactions. Any shares covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. All expenses of registration incurred in connection with this offering are being borne by the Company, but all brokerage commissions and other expenses incurred by a Selling Stockholder will be borne by that Selling Stockholder.

   The Selling Stockholders and any dealer acting in connection with the offering or any broker executing a sell order on behalf of a Selling Stockholder may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit on the sale of shares by a Selling Stockholder and any commissions or discounts received by any such broker or dealer may be deemed to be underwriting compensation under the Securities Act. In addition, any such broker or dealer may be required to deliver a copy of this prospectus to any person who purchases any of the shares from or through such broker or dealer.

   Bear Stearns and/or BSSC may act as a broker on behalf of one or more of the Selling Stockholders in connection with sales under this prospectus and may receive customary commissions in connection therewith. Bear Stearns and BSSC are member firms of the NASD and their activities in connection with the offering will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

   In order to comply with the securities laws of certain states, if applicable, the shares will be sold only through registered or licensed brokers or dealers.

                                     EXPERTS

   The consolidated financial statements and the related financial statement schedules incorporated in this prospectus by reference from our 2001 Annual Report on Form 10-K for the year ended November 30, 2001 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated in this prospectus by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

   The following documents filed by the Company with the SEC pursuant to Section 13 of the Exchange Act (File No. 1-8989), are incorporated herein by reference:
(i) the Annual Report on Form 10-K (including the portions of the Company's Annual Report to Stockholders and Proxy Statement incorporated by reference therein) for the fiscal year ended November 30, 2001; (ii) the Quarterly Reports on Form 10-Q for the periods ending February 28, 2002, May 31, 2002 and August 31, 2002; (iii) the Current Reports on Form 8-K dated December 20, 2001, January 8, 2002, January 8, 2002, January 25, 2002, March 20, 2002, March 27, 2002, June
19, 2002, June 20, 2002, September 18, 2002, September 20, 2002 and October 30,
2002; and (iii) the description of the Common Stock, which is registered under
Section 12 of the Exchange Act, set forth under the caption "Description of Capital Stock" contained in the Company's Registration Statement on Form 10, dated September 19, 1985. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.     DESCRIPTION OF SECURITIES.

   Not Applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

   Not Applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Reference is made to Section 145 of the Delaware General Corporation Law which provides for indemnification of directors and officers in certain circumstances.

   Article VIII of the Company's Restated Certificate of Incorporation provides for indemnification of directors and officers of the Company against certain liabilities incurred as a result of their duties as such and also provides for the elimination of the monetary liability of directors for certain actions as such. The Company's Restated Certificate of Incorporation is filed as Exhibit 4(a)(1) to the Registration Statement on Form S-3 (No. 333-57083) filed June 17, 1998, and the Certificate of Amendment of Restated Certificate of Incorporation, dated April 2, 2001, is filed as Exhibit 4(a)(2) to the Registration Statement on Form S-8 (No. 333-92357) filed June 14, 2001.

   We have in effect reimbursement insurance for our directors' and officers' liability claims and directors' and officers' liability insurance indemnifying, respectively, ourselves and our directors and officers within specific limits for certain liabilities incurred by them, subject to the conditions and exclusions and deductible provisions of the policies.

   For the undertaking with respect to indemnification, see Item 9.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

   With respect to the restricted securities reoffered or resold pursuant to this Registration Statement, the registrant claimed an exemption from registration under the Securities Act pursuant to Section 4(2) thereof. Such restricted securities were issued to the Selling Stockholders in connection with their deferral of income under the registrant's Capital Accumulation Plan for Senior Managing Directors.

ITEM 8.     EXHIBITS.

            Exhibit No.    Description
            -----------    -----------

            4(a)(1)    --  Restated Certificate of Incorporation of the
                           registrant (incorporated by reference to Exhibit
                           4(a)(1) to the Registration Statement on Form S-3
                           (File No. 333-57083)).

            4(a)(2)    --  Certificate of Amendment of Restated Certificate of
                           Incorporation of the registrant (incorporated by reference to Exhibit 4(a)(2) to the Registration
                           Statement on Form S-8 (File No. 333-92357)).

            4(a)(3)    --  Certificate of Stock Designation relating to the
                           registrant's Adjustable Rate Cumulative Preferred
                           Stock, Series A (incorporated by reference to Exhibit
                           4(a)(6) to the Registration Statement on Form S-8
                           (File No. 33-49979)).

            4(a)(4)    --  Certificate of Correction to the Certificate of Stock
                           Designation relating to the registrant's Adjustable
                           Rate Cumulative Preferred Stock, Series A
                           (incorporated by reference to Exhibit 4(a)(7) to the Registration Statement on Form S-8 (File No.
                           33-49979)).

            4(a)(5)    --  Certificate of Stock Designation relating to the
                           registrant's 6.15% Cumulative Preferred Stock, Series
                           E (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on January
                           14, 1998).

            4(a)(6)    --  Certificate of Stock Designation relating to the
                           registrant's 5.72% Cumulative Preferred Stock, Series
                           F (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on April 20,
                           1998).

            4(a)(7)    --  Certificate of Stock Designation relating to the
                           registrant's 5.49% Cumulative Preferred Stock, Series
                           G (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on June 18,
                           1998).

            4(a)(8)    --  Certificate of Elimination of the Cumulative
                           Convertible Preferred Stock, Series A; Cumulative
                           Convertible Preferred Stock, Series B; Cumulative
                           Convertible Preferred Stock, Series C; and Cumulative
                           Convertible Preferred Stock, Series D of the registrant (incorporated by reference to Exhibit
                           4(d)(9) to the Current Report on Form 8-K filed with the SEC on January 15, 2002).

            Exhibit No.    Description
            -----------    -----------

            4(a)(9)    --  Certificate of Elimination of the 7.88% Cumulative
                           Convertible Preferred Stock, Series B of the registrant (incorporated by reference to Exhibit
                           4(d)(10) to the Current Report on Form 8-K filed with the SEC on January 15, 2002).

            4(a)(10)   --  Certificate of Elimination of the 7.60% Cumulative
                           Convertible Preferred Stock, Series C of the registrant (incorporated by reference to Exhibit
                           4(d)(11) to the Current Report on Form 8-K filed with the SEC on January 15, 2002).

            4(b)       --  Amended and Restated By-laws of the registrant as
                           amended through January 8, 2002 (incorporated by reference to Exhibit 4(d)(6) to the Current Report on Form 8-K filed with the SEC on January 15, 2002).

            23(a)      --  Consent of Deloitte & Touche LLP.

            24         --  Power of attorney (included in the signature pages to
                           the Registration Statement).

   An opinion of counsel (Exhibit 5) is not being filed since the securities being registered are not original issuance securities.

ITEM 9.     UNDERTAKINGS.

   The undersigned registrant hereby undertakes:

      (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(i) and
(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

      (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

      (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (d) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 6 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 26, 2002.

                                           THE BEAR STEARNS COMPANIES INC.

                                            By: /s/ Samuel L. Molinaro Jr.
                                                --------------------------------
                                                 SAMUEL L. MOLINARO JR.
                                                 Executive Vice President
                                                 and Chief Financial Officer

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alan C. Greenberg, James E. Cayne and Samuel L. Molinaro Jr. and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 26, 2002.

             SIGNATURE                                   TITLE
             ---------                                   -----

                         THE BEAR STEARNS COMPANIES INC.

         /s/ Alan C. Greenberg            Chairman of the Executive
------------------------------------         Committee and Director
          ALAN C. GREENBERG

         /s/ James E. Cayne               Chairman of the Board, Chief
------------------------------------         Executive Officer and Director
           JAMES E. CAYNE                    (Principal Executive Officer)



        /s/ Carl D. Glickman              Director
------------------------------------
          CARL D. GLICKMAN

      /s/ Donald J. Harrington            Director
------------------------------------
        DONALD J. HARRINGTON

                                          Director
------------------------------------
           WILLIAM L. MACK

        /s/ Frank T. Nickell              Director
------------------------------------
          FRANK T. NICKELL

         /s/ Paul A. Novelly              Director
------------------------------------
           PAUL A. NOVELLY

                                          Director
------------------------------------
         FREDERIC V. SALERNO

                                          President, Co-Chief Operating
------------------------------------         Officer and Director
          ALAN D. SCHWARTZ

        /s/ Warren J. Spector             President, Co-Chief Operating
------------------------------------         Officer and Director
          WARREN J. SPECTOR

        /s/ Vincent Tese                  Director
------------------------------------
            VINCENT TESE

            /s/ Fred Wilpon               Director
------------------------------------
             FRED WILPON

     /s/ Samuel L. Molinaro Jr.           Executive Vice President and Chief
------------------------------------         Financial Officer
       SAMUEL L. MOLINARO JR.                (Principal Financial Officer)


                                          Controller
       /s/ Marshall J Levinson               (Principal Accounting Officer)
------------------------------------
         MARSHALL J LEVINSON

                                  EXHIBIT INDEX
                                  -------------
Exhibit
Number             Description
------             -----------
4(a)(1)     --   Restated Certificate of Incorporation of the registrant
                 (incorporated by reference to Exhibit 4(a)(1) to the Registration Statement on Form S-3 (File No. 333-57083)).

4(a)(2)     --   Certificate of Amendment of Restated Certificate of
                 Incorporation of the registrant (incorporated by reference to Exhibit 4(a)(2) to the Registration Statement on Form S-8 (File
                 No. 333-92357)).

4(a)(3)     --   Certificate of Stock Designation relating to the registrant's
                 Adjustable Rate Cumulative Preferred Stock, Series A
                 (incorporated by reference to Exhibit 4(a)(6) to the Registration Statement on Form S-8 (File No. 33-49979)).

4(a)(4)     --   Certificate of Correction to the Certificate of Stock
                 Designation relating to the registrant's Adjustable Rate
                 Cumulative Preferred Stock, Series A (incorporated by reference to Exhibit 4(a)(7) to the Registration Statement on Form S-8
                 (File No. 33-49979)).

4(a)(5)     --   Certificate of Stock Designation relating to the registrant's
                 6.15% Cumulative Preferred Stock, Series E (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form
                 8-A filed on January 14, 1998).

4(a)(6)     --   Certificate of Stock Designation relating to the registrant's
                 5.72% Cumulative Preferred Stock, Series F (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form
                 8-A filed on April 20, 1998).

4(a)(7)     --   Certificate of Stock Designation relating to the registrant's
                 5.49% Cumulative Preferred Stock, Series G (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form
                 8-A filed on June 18, 1998).

4(a)(8)     --   Certificate of Elimination of the Cumulative Convertible
                 Preferred Stock, Series A; Cumulative Convertible Preferred
                 Stock, Series B; Cumulative Convertible Preferred Stock, Series
                 C; and Cumulative Convertible Preferred Stock, Series D of the registrant (incorporated by reference to Exhibit 4(d)(9) to the Current Report on Form 8-K filed with the SEC on January 15,
                 2002).

4(a)(9)     --   Certificate of Elimination of the 7.88% Cumulative Convertible
                 Preferred Stock, Series B of the registrant (incorporated by reference to Exhibit 4(d)(10) to the Current Report on Form 8-K filed with the SEC on January 15, 2002).

4(a)(10)    --   Certificate of Elimination of the 7.60% Cumulative Convertible
                 Preferred Stock, Series C of the registrant (incorporated by reference to Exhibit 4(d)(11) to the Current Report on Form 8-K filed with the SEC on January 15, 2002).

4(b)        --   Amended and Restated By-laws of the registrant as amended
                 through January 8, 2002 (incorporated by reference to Exhibit
                 4(d)(6) to the Current Report on Form 8-K filed with the SEC on January 15, 2002).

23(a)       --   Consent of Deloitte & Touche LLP.

24          --   Power of attorney (included in the signature pages to the
                 Registration Statement).